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                                                                    EXHIBIT 23.3
MORGAN STANLEY


                                                            MORGAN STANLEY & CO.
                                                                    INCORPORATED
                                                                   1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                                  (212) 761-4000


                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                                                                  April 16, 1998

Bay Apartment Communities, Inc.
4340 Stevens Creek Blvd.
Suite 275
San Jose, CA 95129

Dear Sirs:

We hereby consent to (i) the use of our opinion letter dated March 9, 1998 to the Board of Directors of Bay Apartment Communities, Inc. (the "Company") included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Avalon Properties, Inc. and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very Truly Yours,

MORGAN STANLEY & CO. INCORPORATED


BY:  /s/ Thomas A. Grier
     ----------------------------
     Thomas A. Grier
     Principal